SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant /X/
     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 ALLWASTE, INC.
                (Name of Registrant as Specified in Its Charter)

                                 ALLWASTE, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:
--------------------------------------------------------------------------------
     (3) Filing party:
--------------------------------------------------------------------------------
     (4) Date filed:
--------------------------------------------------------------------------------
(1)Set forth the amount on which the filing fee is calculated and state how it was determined.

[Allwaste Logo]                               5151 San Felipe Road, Suite 1600
                                                     Houston, Texas 77056-3609
                                                                (713) 623-8777

                                                             December 22, 1995
To the Stockholders of Allwaste, Inc.:

     The Annual Meeting of Stockholders of the Company will be held on Friday, January 19, 1996, at 1:00 p.m. (CST) at the Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas.

     A notice of the Annual Meeting, proxy and proxy statement containing information about the matters to be acted on at the Annual Meeting are enclosed. The Company's 1995 Annual Report, which is not a part of the enclosed proxy statement, is also enclosed and provides additional information regarding the Company's financial results in 1995. Holders of shares of the Company's common stock are entitled to vote at the Annual Meeting on the basis of one vote for each share held.

     All stockholders of the Company are cordially invited to attend the Annual Meeting. If you cannot attend, please assist us in preparing for the Annual Meeting by promptly completing, signing and returning your proxy. Even though you return your completed and signed proxy, you will still retain the right to revoke your proxy designation at any time prior to the Annual Meeting and vote in person at the Annual Meeting if you wish. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.

                                          Very truly yours,
                                          R. L. NELSON, JR.
                                          Chairman of the Board of Directors

        PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY.
               NO POSTAGE IS REQUIRED ON THE ENCLOSED ENVELOPE
                    IF IT IS MAILED IN THE UNITED STATES.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               JANUARY 19, 1996

     Notice is hereby given that the Annual Meeting of Stockholders of Allwaste, Inc., a Delaware corporation (the "Company"), will be held at Texas Commerce Center Auditorium, 601 Travis Street, Houston, Texas, at 1:00 p.m.
(CST) on Friday, January 19, 1996, for the following purposes:

          1. To elect three Class III directors of the Company, such directors to hold office until the third succeeding Annual Meeting of stockholders after their election (the 1999 Annual Meeting);

          2. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants to audit the Company's consolidated financial statements for the fiscal year ending August 31, 1996; and

          3. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     Information with respect to the above matters is set forth in the proxy statement that accompanies this notice. Only holders of record of shares of the Company's common stock at the close of business on November 20, 1995 will be entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A list of such stockholders will be open to the examination of any stockholder during ordinary business hours, for a period of ten days prior to the Annual Meeting, at the principal executive offices of the Company, 5151 San Felipe Road, Suite 1600, Houston, Texas 77056.

     All stockholders of the Company are invited to attend the Annual Meeting. Please complete, sign and promptly return the enclosed proxy in the envelope provided for such purpose.

                                          By Order of the Board of Directors,
                                          WILLIAM L. FIEDLER
                                          SECRETARY
Houston, Texas
December 22, 1995

        PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY.
               NO POSTAGE IS REQUIRED ON THE ENCLOSED ENVELOPE
                    IF IT IS MAILED IN THE UNITED STATES.

[Allwaste Logo]                               5151 San Felipe Road, Suite 1600
                                                     Houston, Texas 77056-3609
                                                                (713) 623-8777

                                                             December 22, 1995
                         ----------------------------
                               PROXY STATEMENT
                         ----------------------------

               SOLICITATION, REVOCABILITY AND VOTING OF PROXIES

     This proxy statement is furnished to the holders of record of the common stock, par value $.01 per share (the "Common Stock"), of Allwaste, Inc., a Delaware corporation (the "Company"), in connection with the solicitation on behalf of the Board of Directors and management of the Company of proxies for use at the Annual Meeting of Stockholders to be held on January 19, 1996, and any postponements or adjournments thereof, for the purpose of considering and acting on the matters set forth in the accompanying notice of the Annual Meeting. Proxy solicitation materials are first being mailed to stockholders on or about December 22, 1995.

     Shares of Common Stock represented by an unrevoked, properly executed proxy delivered to the Company prior to or at the time of the Annual Meeting will be voted in accordance with the instructions specified thereon. If no instructions are specified on the proxy, shares represented thereby will be voted: (i) for the election of the three nominees specified herein as Class III directors of the Company; (ii) for the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending August 31, 1996; and (iii) in the discretion of the holder of the proxy, on all other matters that may properly come before the Annual Meeting.

     Any stockholder who has given a proxy may revoke his or her proxy by executing a proxy bearing a later date or by delivering written notice of revocation of his or her proxy executed in the same manner as the proxy to the Secretary of the Company at the Company's executive offices at any time prior to the Annual Meeting or any postponement or adjournment thereof. Prior to exercise thereof with respect to any matter submitted to a vote of the stockholders, any stockholder who attends the Annual Meeting or any postponement or adjournment thereof in person may revoke any proxy previously given and vote by ballot.

     The presence of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by a properly executed proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth herein.

     The election of directors will be determined by a plurality of the votes cast by holders of shares of Common Stock present in person or represented by duly executed proxies, and the approval of any other matters (including the ratification of the selection of the Company's independent certified public accountants) will require the affirmative vote of the holders of a majority of the shares present in person or represented by duly executed proxies at the Annual Meeting and entitled to vote on the subject matter. Accordingly, in the case of shares that are present at the Annual Meeting for quorum purposes, not voting such shares for a particular nominee for director (including by withholding authority on the proxy) will not operate to prevent the election of such nominee if other stockholders vote for such nominee; an abstention on any other proposal will operate to prevent approval of such proposal to the same extent as a vote against such proposal; and a broker "non-vote" (which results when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) will have no effect on the outcome of the vote on any of

                                       1

the proposals. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

     The total expense of the Annual Meeting, including the expense of preparing and mailing proxy solicitation materials, will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and regular employees of the Company may solicit proxies by telephone, telegram and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and others who hold shares of the Company's Common Stock in nominee names also may be requested by the Company to distribute proxy solicitation materials to beneficial owners and will be reimbursed by the Company for reasonable out-of-pocket expenses which they may incur in so doing. Brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for the reasonable expenses they may incur in sending proxy solicitation materials to the beneficial owners of the Company's Common Stock.

             VOTING SECURITIES, SECURITY OWNERSHIP OF MANAGEMENT
                          AND PRINCIPAL STOCKHOLDERS

     All stockholders of record as of the close of business on November 20, 1995 will be entitled to notice of and to vote at the Annual Meeting. On November 20, 1995, there were 39,175,929 shares of Common Stock issued and outstanding and held of record by 2,947 persons. The Common Stock is the only outstanding class of voting securities of the Company. Stockholders are entitled to one vote for each share of Common Stock held by them on all matters to be voted on at the Annual Meeting. Cumulative voting for the election of directors is not permitted.

                                        2

     The following table sets forth information as of November 30, 1995 with respect to the beneficial ownership of the Company's Common Stock by: (i) all record and beneficial holders of 5% or more of the shares of the Company's issued and outstanding Common Stock; (ii) each director and nominee for director of the Company individually; (iii) each executive officer named in the Summary Compensation Table set forth below under the heading "Executive Compensation" ("Named Executive Officers"); and (iv) all directors, nominees for director and executive officers of the Company as a group.

                                       SOLE VOTING      OPTIONS
                                           AND        EXERCISABLE     SHARES HELD       OTHER        TOTAL
                                       INVESTMENT       WITHIN       UNDER 401(K)     BENEFICIAL   BENEFICIAL   PERCENT
      NAME OF BENEFICIAL OWNER            POWER         60 DAYS         PLAN(1)       OWNERSHIP    OWNERSHIP    OF CLASS
      ------------------------         -----------    -----------    -------------    ---------    ---------    --------
Merrill Lynch Asset .................   3,383,400         - 0 -           - 0 -          - 0 -     3,383,400       8.6%
  Management, L.P.(2)
Fund Asset Management, L.P.(2)
  800 Scudders Mill Road
  Plainsboro, New Jersey 08536
Heartland Group, Inc. ...............   3,141,800         - 0 -           - 0 -          - 0 -     3,141,800       8.0
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202
R. L. Nelson, Jr.....................   1,021,456       185,500           2,315          2,000(3)  1,211,271       3.1
Robert M. Chiste.....................      83,575       120,000           - 0 -          - 0 -       203,575        *
Michael A. Baker.....................       - 0 -        55,000           - 0 -         19,600(4)     74,600        *
Robert L. Knauss.....................       - 0 -        70,000           - 0 -          - 0 -        70,000        *
T. Michael Young.....................       2,000        65,000           - 0 -          - 0 -        67,000        *
Thomas J. Tierney....................      20,000        47,500           - 0 -          - 0 -        67,500        *
John U. Clarke.......................       5,000        10,000           - 0 -          - 0 -        15,000        *
Ricardo J. Besquin...................       - 0 -        17,500           - 0 -          - 0 -        17,500        *
Fred M. Ferreira.....................      16,300       178,250           5,097          - 0 -       199,647        *
I. T. Corley.........................      20,000       134,250           9,126          - 0 -       163,376        *
Steven B. Bowles.....................       5,085        32,500          17,744          - 0 -        55,329        *
Fletcher Thorne-Thomsen, Jr..........      38,000        39,000           - 0 -          - 0 -        77,000        *
Berry E. Rankin......................      19,300        64,950           4,256          - 0 -        88,506        *
All directors, nominees for
  director and executive officers
  as a group (14 persons)............   1,178,447(5)    669,375(6)       17,331(7)      21,800(8)  1,886,953       4.7%

------------
 *  Indicates less than 1.0%.

(1) Share amounts included in this column represent shares allocated to the employee through participation in the Allwaste Employee Retirement Plan (the "401(k) Plan") according to a 401(k) Plan statement dated as of June 30, 1995, with respect to which NationsBank Texas, N.A., the 401(k) Plan Trustee, has sole voting power and the employee has sole investment power.

(2) Merrill Lynch Asset Management, L.P. d/b/a Merrill Lynch Asset Management ("MLAM") and Fund Asset Management, L.P. d/b/a Fund Asset Management ("FAM") are indirect wholly-owned subsidiaries of Merrill Lynch & Co., Inc., which may be deemed to share investment and voting authority with MLAM and FAM.

(3) Represents shares of Common Stock held by Mr. Nelson as custodian with respect to which Mr. Nelson possesses sole voting and investment power.

(4) Represents shares of Common Stock held in trust with respect to which Mr. Baker serves as trustee and possesses sole voting and investment power.

(5) Excludes shares of Common Stock held by Messrs. Ferreira, Thorne-Thomsen, Bowles, Corley and Rankin, each of whom are Named Executive Officers that resigned as an officer and/or director of the Company subsequent to the Company's fiscal year-end.

(6) Includes all options to purchase shares of Common Stock which are exercisable as of November 30, 1995 and within the next 60 days, but excludes: (i) options to purchase 924,125

                                      3

    shares of Common Stock granted to seven executive officers that are not currently exercisable or exercisable within the next 60 days (such other options become exercisable in various annual installments through April
    1998); (ii) options to purchase 52,500 shares of Common Stock granted to five executive officers in October 1995; (iii) options to purchase an aggregate of 154,000 shares of Common Stock (of which, options to purchase 64,950 shares of Common Stock are exercisable as of November 30, 1995 and within the succeeding 60 days) granted to Mr. Rankin, a Named Executive Officer who resigned as an officer of the Company subsequent to the Company's fiscal year-end but has remained employed by one of the Company's wholly-owned subsidiaries; and (iv) options to purchase an aggregate of 860,000 shares of Common Stock (of which, options to purchase 384,000 shares of Common Stock are exercisable as of November 30, 1995 and within the succeeding 60 days) granted to Messrs. Ferreira, Thorne-Thomsen, Bowles and Corley, each of whom are Named Executive Officers that resigned as an officer and director of the Company subsequent to the Company's fiscal year-end, under the Company's 1992 Limited Non-Qualified Stock Option Plan (the "1992 Plan"). The options granted to each of Messrs. Ferreira, Thorne-Thomsen, Bowles and Corley under the 1992 Plan have terms substantially similar to those of the original grants of such options under the Company's Amended and Restated 1989 Replacement Non-Qualified Stock Option Plan (the "1989 Plan"). See "Board Compensation Committee Report on Executive
    Compensation -- Executive Compensation Program -- Stock Option Awards."

(7) Excludes an aggregate of 36,223 shares of Common Stock held in accounts in the Company's 401(k) Plan on behalf of Messrs. Ferreira, Bowles, Corley and Rankin.

(8) Includes 200 shares of Common Stock held by the spouse of Darren B. Miller, the Company's Vice President -- Treasurer and Controller.

PROPOSAL NO. 1:
                            ELECTION OF DIRECTORS

     The business and affairs of the Company, as provided in the Sixth Article of the Company's Amended and Restated Certificate of Incorporation (the "Charter"), are managed and controlled by the Board of Directors. The Sixth Article of the Charter provides that the total number of directors that will constitute the entire Board will be not less than nine and not more than fifteen and that the directors shall be divided into three equal or nearly equal classes. The term of office of Class III directors expires at this Annual Meeting of Stockholders to be held January 19, 1996; the term of office of Class I directors expires at the 1997 Annual Meeting of Stockholders (I.E., one year of the term remaining); and the term of office of the Class II directors expires at the 1998 Annual Meeting of Stockholders (I.E., two years of the term remaining).

     The Board of Directors currently consists of eight directors. As permitted by the Company's Corrected Bylaws, the vacant Class I director position will be filled by the remaining members of the Board on identification of and acceptance of a proper candidate. Three nominees (Class
III), each of whom is an incumbent Class III Director, are proposed to be elected at this Annual Meeting to serve for a three-year term to expire at the 1999 Annual Meeting of Stockholders and until their successors are chosen and have qualified.

VOTE REQUIRED

     The affirmative vote of the holders of a plurality of the outstanding shares of Common Stock, present in person or represented by duly executed proxies at the Annual Meeting, for the election of a given nominee is necessary to elect such nominee as a director of the Company (i.e., the director nominees receiving the greatest number of votes cast will be elected, regardless of the number withheld from voting for the election of such director nominees). See "Solicitation, Revocability and Voting of Proxies."

                                      4

DIRECTORS AND NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

     The following table sets forth with respect to each nominee named herein and each director whose term of office will continue for a period after the Annual Meeting: (i) the name and age of such person, (ii) the principal occupation of such person and (iii) the year during which such person first became a director of the Company or of its predecessor. Three nominees are proposed to be elected at this Annual Meeting, each of whom is an incumbent Class III director and each of whom will serve for a three-year term to expire at the 1999 Annual Meeting of Stockholders and until their successors are chosen and have qualified. The persons named as proxies in the accompanying proxy, or their substitutes, will vote for the nominees for director who have been designated as such by the Board of Directors. If, for any reason not presently known, any nominee is not available for election, the proxy holders, in their discretion, may vote for another person who may be nominated in place of such nominee.

                                                                                    DIRECTOR
       NAME                            AGE         PRINCIPAL OCCUPATION              SINCE
       ----                            ---         ---------------------            --------
                   CLASS I -- DIRECTORS WHOSE TERMS EXPIRE AT THE FIRST
                             SUCCEEDING ANNUAL MEETING (1997)
Michael A. Baker ...................    50  Independent Business Consultant           1984

R. L. Nelson, Jr. ..................    57  Chairman of the Board of Directors of     1978
                                              the Company

                  CLASS II -- DIRECTORS WHOSE TERMS EXPIRE AT THE SECOND
                             SUCCEEDING ANNUAL MEETING (1998)

Robert L. Knauss ...................    64  Chairman and Chief Executive Officer      1988
                                              of Baltic International USA, Inc.

T. Michael Young ...................    51  President and Chief Executive Officer     1989
                                              of Hi-Lo Automotive, Inc.

Robert M. Chiste ...................    48  President and Chief Executive Officer     1995
                                              of the Company

              CLASS III -- DIRECTOR NOMINEES FOR TERMS EXPIRING AT THE THIRD
                             SUCCEEDING ANNUAL MEETING (1999)

Thomas J. Tierney ..................    64  Chairman of the Board of Corporate        1990
                                              Communications Center, Inc.

Ricardo J. Besquin .................    43  President and Chairman of the Board       1993
                                              of Perforadata, Inc.

John U. Clarke .....................    42  President of Concept Capital Group,       1995
                                             Inc.

     Michael A. Baker has served as a Director of the Company since November 1984. From June 1989 to October 1991, Mr. Baker served as an officer and director of Sanifill, Inc., a Houston-based landfill development company founded by Mr. Baker and others, and he continued to serve as a member of the Board of Directors of Sanifill through May 1992. Mr. Baker has served as a director of American Medical Response, Inc., a Boston-based company engaged in the provision of a national ambulance service network, since February 1992 and currently serves as an outside consultant to various private companies.

     Raymond L. Nelson, Jr. is the principal founder and Chairman of the Board of Directors of the Company. Since founding the Company, Mr. Nelson has at various times served as its President, Chief Executive Officer and Chief Operating Officer. Mr. Nelson has been involved in various aspects of the waste industry for over 30 years. Prior to starting the Allwaste Services businesses in January 1978, Mr. Nelson was a divisional Vice President of Browning-Ferris Industries, Inc., a Houston-based waste

                                      5

services company, principally working in the areas of acquisitions, operations and market development.

     Robert M. Chiste, a Director of the Company since January 1995, became President and Chief Executive Officer of the Company in October 1994. He served as Chairman, Chief Executive Officer and President of American National Power, Inc., a successor company of Transco Energy Ventures company (TEVCO), since it was created in 1986. From 1981 to 1986, he served, most recently, as a Senior Vice President of Enron Oil and Gas Corporation and its predecessor. Mr. Chiste also serves as a director of Franklin Credit Management Corp., a New York-based financial services company.

     Robert L. Knauss became a Director of the Company in March 1988. Mr. Knauss is Chairman and Chief Executive Officer of Baltic International USA, Inc., an aviation investments company based in Houston, Texas. Mr. Knauss served as the Dean and Distinguished University Professor of the University of Houston Law Center from 1981 to 1993. Mr. Knauss is also a director of The Mexico Fund, Inc., an investment fund based in Mexico City; Equus II, Inc., an investment fund based in Houston, Texas; and Air Baltic Corporation, an international airline based in Riga, Latvia.

     T. Michael Young became a Director of the Company in March 1989. Mr. Young is, and has been, President and Chief Executive Officer of Hi-Lo Automotive, Inc., a retailer of automotive supplies based in Houston, Texas, since October 1987.

     Ricardo J. Besquin became a Director of the Company in October 1993. Since 1978, Mr. Besquin has held various executive positions with Perforadata, S.A. de C.V., an oil service company based in Mexico City, Mexico, currently serving as President and Chairman of the Board.

     John U. Clarke became a Director of the Company in July 1995. Since May 1995, Mr. Clarke has served as the President of Concept Capital Group, Inc., a Houston-based financial and strategic advisory services firm. He served as Executive Vice President -- Chief Financial and Administrative Officer of Cabot Oil & Gas Corporation, a Houston-based independent natural gas producer, from August 1993 to February 1995. From April 1981 to May 1993, Mr. Clarke was employed with Transco Energy Company, serving most recently as Senior Vice President and Chief Financial Officer.

     Thomas J. Tierney became a Director of the Company in February 1990. Mr. Tierney serves as Chairman of the Board of Directors of Corporate Communications Center, Inc., a Dallas-based communications company, a position he has held for the past 20 years. Mr. Tierney has over 35 years of experience in marketing and finance for a variety of businesses. Mr. Tierney is also a director of M/A/R/C, Inc., an engineering services company based in Irving, Texas, and Comerica Bank-Texas.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended August 31, 1995, the Board of Directors held four meetings and acted six times by unanimous written consent. During fiscal 1995, except as noted below, each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. Ricardo J. Besquin attended fewer than 75% of the meetings of the Board of Directors and committees of the Board of Directors of which he was a member during the fiscal year ended August 31, 1995.

     There are four standing committees of the Board of Directors which have the following described responsibilities and authority. The Acquisition Committee, which consisted of I.T. Corley (chairman), Michael A. Baker and Ronald L. Stanfa, met once in fiscal 1995 and was disbanded in January 1995.

     AUDIT COMMITTEE. The Audit Committee consists of T. Michael Young (chairman), Robert L. Knauss and Thomas J. Tierney. The Audit Committee: (i) makes recommendations to the Board of Directors with respect to the independent auditors that conduct the annual examination of the Company's accounts; (ii) approves major accounting policies; (iii) periodically reviews principal internal controls and related organizational matters to assure that necessary actions are taken to maintain a sound and modern system of financial controls; (iv) reviews the scope of the annual examination of accounts and the division of responsibilities between the external and internal auditors;

                                      6

(v) periodically reviews the findings and recommendations of the external and internal auditors; (vi) provides a means of communication between the Board of Directors and accounting personnel, both external and internal; and (vii) provides the directors with information and advice on matters pertaining to accounting policies and financial controls. During fiscal 1995, the Audit Committee held two meetings and took no action by unanimous written consent.

     COMPENSATION COMMITTEE.  The Compensation Committee consists of Michael
A. Baker (chairman) and Robert L. Knauss. Mr. David H. Batchelder served as the chairman of the Compensation Committee from January 20, 1995 until his resignation as a director of the Company in November 1995. Following the resignation of Mr. Batchelder as a director, the remaining members of the Compensation Committee elected Mr. Baker to serve as chairman of the Compensation Committee. The Compensation Committee periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. This committee also performs the duties of administration with respect to the Company's stock option and management bonus plans and recommends amendments or changes to such plans. The Compensation Committee assures that effective succession planning is conducted for key management positions. During fiscal 1995, the Compensation Committee held three meetings and acted once by unanimous written consent.

     EXECUTIVE COMMITTEE. The Executive Committee consists of R. L. Nelson, Jr. (chairman), Robert M. Chiste and Thomas J. Tierney. During the intervals between meetings of the Board of Directors, this committee may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except with respect to extraordinary matters such as taking action with respect to the amendment of the Charter, a merger of the Company, a sale of all or substantially all of the Company's assets, or the declaration of dividends. During fiscal 1995, the Executive Committee did not meet and took no action by unanimous written consent.

     NOMINATING COMMITTEE. The Nominating Committee consists of R. L. Nelson, Jr. (chairman) and Ricardo J. Besquin. Prior to his resignation as a member of the Company's Board of Directors in July 1995, Mr. Ronald L. Stanfa was the chairman of this committee. Following Mr. Stanfa's resignation, the remaining members of the committee elected Mr. Nelson as the chairman of the Nominating Committee. The Nominating Committee reviews the size and composition of the Board of Directors, apportions the directors into classes, and makes recommendations with respect to nominations for the election of directors. The Nominating Committee will consider suggestions from stockholders for nominees to serve as directors, if such proposals are submitted in writing to R. L. Nelson, Jr., 5151 San Felipe Road, Suite 1600, Houston, Texas 77056-3609. During fiscal 1995, the Nominating Committee met twice and took no action by unanimous written consent.

COMPENSATION OF DIRECTORS

     During the 1995 fiscal year, fees for all directors aggregated $95,500, including amounts paid for committee participation. Non-employee directors of the Company receive $2,500 for each directors' meeting attended and $2,000 for each committee meeting attended. In addition, the Company reimburses the directors for all expenses relating to attendance at meetings. The Company does not pay director fees to directors who also are employees of the Company. No member of the Board of Directors was compensated during fiscal 1995 for his service as a director of the Company other than pursuant to the Company's standard compensation arrangement for directors. Non-employee directors also receive annual stock option awards according to a predetermined formula.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From September 1, 1994 through January 20, 1995, the Compensation Committee of the Board of Directors consisted of Robert L. Knauss (chairman), David H. Batchelder and Ricardo J. Besquin. From January 21, 1995 until the Company's fiscal year-end of August 31, 1995, the Compensation Committee of the Board of Directors consisted of David H. Batchelder (chairman), Michael A. Baker and Robert L. Knauss. Following the resignation of David H. Batchelder as a member of the Company's Board of Directors in November 1995, the members of the Compensation Committee
                                      7

voted to elect Michael A. Baker as the chairman of the Compensation Committee, to serve in such capacity until new committee members are chosen by the Board of Directors in January 1996. No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 1995, a current or former officer or employee of the Company or any of its subsidiaries. In addition, no executive officer of the Company served as: (i) a member of the compensation committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served on the Company's Compensation Committee, (ii) a director of another entity, one of whose executive officers served on the Company's Compensation Committee, or (iii) a member of the compensation committee (or other Board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE THREE NOMINEES FOR CLASS III DIRECTOR, SUCH DIRECTORS TO SERVE UNTIL THE 1999 ANNUAL MEETING OF STOCKHOLDERS.

EXECUTIVE OFFICERS

     The following table lists the name, age, position and period of service with the Company or predecessor company of each executive officer of the Company.

                                                SERVED AS
                                                EXECUTIVE
                                                 OFFICER
                NAME                    AGE       SINCE               POSITION
                ----                    ---     ---------             --------
R. L. Nelson, Jr.....................   57         1978     Chairman of the Board of Directors

Robert M. Chiste.....................   48         1994     President and Chief Executive Officer

David E. Fanta.......................   36         1995     Senior Vice President -- Operations

James E. Rief........................   52         1995     Senior Vice President -- Technology &
                                                              Administration

T. Wayne Wren, Jr....................   47         1995(1)  Vice President -- Chief Financial
                                                              Officer

William L. Fiedler...................   37         1994     Vice President, General Counsel and
                                                              Secretary

Darren B. Miller.....................   36         1994     Vice President -- Treasurer and
                                                              Controller

Albert B. Rosenbaum, III.............   46         1989     Vice President -- Industry and
                                                              Government Relations; Corporate
                                                              Compliance Officer

------------
 (1) As noted below, Mr. Wren previously served as the Company's Vice President and Chief Financial Officer from August 1991 to December 1993. Mr. Wren then entered into a consulting agreement with the Company, pursuant to which he rendered financial consulting services to the Company from January 1994 through June 1994.

     For biographies of Messrs. Nelson and Chiste, see "Proposal No. 1 -- Election of Directors."

     David E. Fanta became the Senior Vice President -- Operations of the Company in November 1995, having served as the Vice President -- Central Group of Allwaste Environmental Services, Inc., a wholly-owned subsidiary of the Company ("AES"), since September 1993. Mr. Fanta has served AES in various capacities since 1985.

     James E. Rief was elected as the Company's Senior Vice
President -- Technology & Administration in July 1995. Prior to joining the Company, Mr. Rief served as the Director of Information Systems and Administration of Cabot Oil & Gas Corporation from May 1994 to July 1995. He served as the Vice President & Chief Information Officer of American Exploration Company, a Houston-based energy company, from October 1990 to May 1994.
                                      8

     T. Wayne Wren, Jr. became the Company's Vice President -- Chief Financial Officer in November 1995. From January 1994 to November 1995, Mr. Wren served as an independent financial consultant. He previously served as the Company's Vice President -- Chief Financial Officer from August 1991 to December 1993. He also provided financial consulting services to the Company pursuant to a consulting agreement from January 1994 to June 1994. For approximately seven years prior to joining the Company in August 1991, Mr. Wren served as Senior Vice President -- Finance and Administration of Prairie Producing Company, an independent oil company based in Houston, Texas.

     William L. Fiedler joined the Company in February 1990 as Senior Counsel and became Vice President, General Counsel and Secretary in February 1994.

     Darren B. Miller was elected Vice President -- Treasurer and Controller in July 1995, having served as a Vice President since July 1994 and as Controller since January 1992. Mr. Miller has served the Company in other capacities since April 1989.

     Albert B. Rosenbaum III joined the Company in September 1989 as Vice President -- Industry and Government Relations and in October 1991 was named Corporate Compliance Officer. For 14 years prior to joining the Company, Mr. Rosenbaum was a Vice President of National Tank Truck Carriers, Inc., a non-profit association, and his duties included overseeing lobbying efforts in Washington, D.C. on behalf of the trucking industry and industry relations.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has employment agreements with all executive officers of the Company that prohibit such officers from disclosing the Company's trade secrets and generally restrict these individuals from competing with the Company for a period of two years after their respective dates of termination of employment. Each of the agreements provides for automatic renewal on an annual basis at the end of its stated term and is terminable by the Company for "cause" on 10 days' written notice and without "cause" by either party on 30 days' written notice.

     Mr. Nelson's employment agreement provides that he will be entitled to continue to receive his then-base monthly salary for a period of six months after the date of termination if his employment is terminated by the Company without "cause."

     In the event Mr. Chiste's employment is terminated by the Company for reasons other than "cause," he will be entitled to continue to receive his base salary at his current base salary rate for 2 years after such termination. Further, in such case, the 126,316 shares of restricted stock granted to Mr. Chiste pursuant to his employment agreement with the Company will continue to vest as provided in his employment agreement.

     Under the terms of a Severance and Retirement Agreement between the Company and Mr. Fred Ferreira, as amended, Mr. Ferreira is entitled to receive: (i) an annual retirement benefit of $36,000 per year for the next 10 years; (ii) 4 months' base salary at his current salary rate; (iii) reimbursement of the sales commission on Mr. Ferreira's residence, which commission will not exceed the lesser of (a) 6% of the sales price or (b) $30,000; (iv) 30,000 shares of restricted stock; (v) a stock option to purchase 80,000 shares of Common Stock; and (vi) a grant under the Company's 1992 Plan of an amount equal to all vested options held by Mr. Ferreira under the Company's 1989 Plan that would have expired under the 1989 Plan following termination of his employment with the Company.

     Under the terms of a Severance Agreement between the Company and Mr. Thorne-Thomsen, Mr. Thorne-Thomsen is entitled to receive: (i) payment of his base salary at his current salary rate through July 30, 1996; and (ii) a grant under the Company's 1992 Plan of an amount equal to all vested options held by Mr. Thorne-Thomsen under the Company's 1989 Plan that would have expired under the 1989 Plan following termination of his employment with the Company.

                                      9

     The employment agreement between the Company and Mr. Corley provided that he would be entitled to continue to receive his then-base monthly salary for a period of three months after the date of termination if his employment was terminated by the Company without "cause." In connection with the sale of the Company's glass recycling operations completed in September 1995, Mr. Corley resigned from his positions as Executive Vice President -- Chief Financial Officer of the Company and as a director of the Company; therefore, no severance payments were made to Mr. Corley. In connection with the termination of his employment with the Company, Mr. Corley was, however, granted under the Company's 1992 Plan an amount equal to all vested options held by Mr. Corley under the Company's 1989 Plan that would have expired under the 1989 Plan following termination of his employment with the Company. See "Voting Securities, Security Ownership of Management and Principal Stockholders."

     Under the terms of the employment agreement between the Company and Mr. Bowles, if his employment were terminated by the Company without "cause" prior to July 5, 1996, he would be entitled to continue to receive his then base monthly salary for the lesser of (i) a period of one year or (ii) the number of months remaining after such termination through July 5, 1996. In addition, his employment agreement with the Company provided that in the event the Company underwent a change-in-control and Mr. Bowles were unsuccessful in negotiating an employment relationship with the successor entity, Mr. Bowles would have the option of entering into a consulting relationship with the Company for a six-month period, pursuant to which he would be entitled to receive compensation at twice the rate of his then base monthly salary. If, however, Mr. Bowles became an employee of the successor entity to the Company in the event of a change-in-control and remained an employee of such entity for a period of at least one year, he would be entitled to receive a bonus equal to one-third of his base cash compensation for such year. In connection with the sale of the Company's glass recycling operations, which was completed in September 1995, Mr. Bowles resigned from his position as Vice
President -- Recycling Division of the Company; therefore, the Company did not make any severance payments to Mr. Bowles. Mr. Bowles was granted under the Company's 1992 Plan an amount equal to all vested options held by Mr. Bowles under the Company's 1989 Plan that would have expired under the 1989 Plan following termination of his employment with the Company. See "Voting Securities, Security Ownership of Management and Principal Stockholders."

     The employment agreement between the Company and Mr. Rankin provides that he will be entitled to continue to receive his then-base monthly salary for a period of three months after the date of termination if his employment was terminated by the Company without "cause."

        BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee of the Board of Directors of the Company shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed filed under either of the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates this information by reference.

OVERVIEW

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for supervising the development of and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Committee makes annual recommendations to the Board of Directors concerning compensation to be paid to the President and Chief Executive Officer (the "CEO") and each of the other executive officers of the Company. The Committee is composed entirely of independent outside directors of the Company, none of whom are currently, nor have any of them ever been, officers or employees of the Company.

                                      10

     The Committee also oversees all aspects of the Company's executive compensation program, including many of the Company's employee benefit plans. The Company currently maintains a variety of compensation and benefit plans in which its executive officers may participate, including the Company's 1989 Plan, the 401(k) Plan and the Corporate Management Bonus Plan.

ALLWASTE'S COMPENSATION PHILOSOPHY

     The principles guiding the executive compensation program are designed to link executive compensation and stockholder value. The goals of the program are:
           o To compensate employees in a manner that aligns the employees' interests with the interests of the stockholders;

           o To encourage continuation of the Company's entrepreneurial spirit;

           o To reward executives for successful long-term strategic management;

           o  To recognize outstanding performance; and

           o  To attract and retain highly qualified and motivated executives.

     The Company has maintained the philosophy that compensation of the executive officers should be directly and materially linked to objective measures of operating and performance criteria. To achieve this, compensation is leveraged through annual bonuses and stock option incentives. The Company's strategy with respect to executive compensation includes establishing base salaries for executives at a level somewhat below the industry average, while providing more aggressive bonuses which, when combined with base salary amounts, give the Company's executives the potential to earn in excess of competitive industry compensation if the specified performance goals for the Company are achieved. The Company also grants to its executives and other key employees stock options at current market value, which options have no monetary value to the executives unless and until the market price of the Company's Common Stock increases. In this manner, the Company's executives are well-compensated when the Company achieves its operating and performance goals. On the other hand, in less profitable years, an executive's pay is more likely than not below competitive industry compensation. The mix of base salary, bonuses and stock option awards reflects the Company's intention to link executive compensation to the Company's operational performance and the price of its Common Stock. The Committee intends to continue to examine ways to more closely link its annual bonus and long-term incentive plans to the Company's stock performance, with the objective of creating plans that strengthen the relationship between stockholder value and executive compensation.

     In order to make its recommendations to the Board of Directors concerning executive officer compensation for fiscal 1995, the Committee reviewed an executive compensation survey prepared for the Company by William M. Mercer Incorporated, an independent consulting firm ("Mercer"), in developing the Company's compensation plan. In setting fiscal 1995 executive compensation, the Committee reviewed and evaluated the fiscal 1994 compensation of the Company's executive officers as compared with (i) companies within the Company's industry, both at the local and national level, (ii) companies comparable to the Company in size and capitalization, and (iii) companies with similar growth histories and future growth plans. Although several of the companies used as comparable companies also appear in the group of peer companies used in constructing the graph appearing under the caption "Executive Compensation -- Stock Performance Graph," that peer group differs in that it is limited to companies in the industrial and environmental services industry and does not include companies that, due to size, geographic location and other factors, were included among the companies evaluated in the Mercer compensation survey.

     The Revenue Reconciliation Act of 1993 restricts the ability of a publicly-traded corporation to deduct compensation in excess of $1,000,000 paid to its CEO and the four most highly-compensated executive officers. Based on its current compensation structure, the Company does not anticipate that any of its officers will reach this $1,000,000 threshold in the near future.

                                      11

EXECUTIVE COMPENSATION PROGRAM

     The components of the Company's fiscal 1995 executive compensation program that are subject to the discretion of the Committee on an individual basis include: (a) base salaries; (b) annual cash performance-based bonuses; and (c) stock options.

     BASE SALARY

     In line with the Company's current policy with respect to the base salaries of its executive officers, the Committee recommends to the Board of Directors salaries for each of the Company's executive officers. The Committee believes that these salaries are conservative as compared with salaries for similar positions at comparable companies. The market pricing approach is used to set base salary targets for executive positions at 90% of average competitive compensation. An individual performance and experience factor is applied to the base salary targets to determine each executive's actual base salary, within a range of +/- 20% of the targets. For fiscal 1995, the base salaries of each of Messrs. Ferreira, Bowles, Thorne-Thomsen and Rankin, Named Executive Officers, were increased by percentages ranging from 3.3% to 28.0%. The base salaries for Messrs. Nelson and Corley were not increased during fiscal 1995.

     ANNUAL CASH BONUS

     The Company expects to compensate its executives for achievement of Company goals and, on attainment of established minimum thresholds, individual performance goals. Incentive bonus awards are determined by a formula composed of four factors: an executive's base salary, the applicable categorized bonus availability percentage for an executive, the Company's performance and individual performance and experience factors. The bonus availability percentage refers to the percentage range of each individual executive's base salary which is used to determine the highest amount of such individual's potential bonus. The more senior the level of an executive's position, the higher the bonus availability percentage. The bonus availability percentage applicable to the Named Executive Officers, other than the CEO, ranged from 70% to 90% for fiscal 1995.

     Company performance goals, which are established for each fiscal year during the budgeting process, require the achievement of growth in reported earnings per share over the prior fiscal year, measured against a targeted range established at the beginning of the fiscal year by the Board of Directors. The minimum earnings per share target is based on achieving good growth in light of the economic conditions, industry fundamentals and business climate and other factors affecting the Company. The maximum earnings per share target is based on extraordinary growth in light of the factors considered. If the minimum earnings per share growth target is not achieved, no award of bonus compensation is made. The Committee applies a subjective, case-by-case individual performance and experience factor to determine each executive's actual bonus amount, which in no event will exceed the maximum bonus availability established for each executive. Because the Company did not achieve the performance goals established for fiscal 1995, bonuses were not paid to any of the executive officers under these programs.

     The Company's group vice presidents participate in bonus plans applicable to operations personnel, which plans are separate from the corporate bonus program. Such programs operate in a similar manner to the above-described corporate program, except that performance goals are based on the operations of a given group, subsidiary or other business unit.

     STOCK OPTION AWARDS

     Stock option awards for executives, other than the CEO, are reviewed by the CEO and approved by the Committee. The amount of annual stock option awards is determined by applying a predetermined multiple (the more senior the level of an executive's position, the higher the stock option multiple) to each executive's base compensation for the ensuing fiscal year and dividing the resulting dollar amount by the then current market price of the Company's Common Stock. For fiscal 1995, the range of multiples applicable to the base compensation of the named executive officers, other than the CEO, ranged from
 .9 to 1.7. The Committee applies a subjective, case-by-case individual performance and experience factor to the resulting target option award to determine each executive's
                                      12

actual stock option award, within a range of +/- 20% of the target option award. Finally, the Committee may, in its discretion, make supplemental stock option awards to executives and others whose actions, in a specific transaction or event, have resulted in an extraordinary contribution to the Company.

     During the fiscal year ended August 31, 1995, the Committee granted to the Named Executive Officers, other than the CEO, options to acquire an aggregate of 540,000 shares of Common Stock at an exercise price of $6.50 per share. At August 31, 1995, the Named Executive Officers, other than the CEO, held options covering an aggregate of 1,359,000 shares of Common Stock, of which options to acquire an aggregate of 634,450 shares were vested and exercisable. See "Executive Compensation -- Option/SAR Grants in Fiscal 1995." Subsequent to fiscal 1995, the Committee granted options to acquire an aggregate of 325,000 shares of Common Stock under the 1992 Plan to Messrs. Corley and Bowles in replacement of options that would have expired under the terms of the Company's 1989 Plan following the termination of their employment with the Company. In addition, subsequent to the end of fiscal 1995, the Committee granted options to acquire an aggregate of 455,000 shares of Common Stock under the 1992 Plan to Messrs. Ferreira and Thorne-Thomsen in replacement of options that would have expired under the 1989 Plan following the termination of their employment with the Company in November 1995. These new options have substantially similar terms to those of the original grants under the 1989 Plan, except that in the case of Messrs. Corley and Bowles, such options will expire no later than April 30, 1998. The Committee also granted Mr. Ferreira an additional option to purchase 80,000 shares of Common Stock under the 1992 Plan.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The terms of Mr. Chiste's compensation package were negotiated with reference to the compensation being paid to Mr. Nelson, who was then serving as the Company's President and CEO. Mr. Nelson's compensation for fiscal 1995 had been set through evaluation of the factors set forth above under "-- Executive Compensation Program -- Base Salary," including the results of the Mercer compensation survey. Mr. Chiste's employment agreement provides for an initial base salary of $275,000. Rather than provide a base salary amount that is substantially higher than that of other executives at comparable companies, the base salary element of Mr. Chiste's total incentive compensation package is designed to potentially represent a smaller percentage of total compensation, with annual bonus and stock option incentives providing Mr. Chiste with a greater opportunity to increase his total compensation if the Company achieves its performance and stock price objectives, as compared with other CEOs in the industry. His employment agreement also contemplated payment of a guaranteed bonus of $875,000, with $275,000 of this amount being payable as an initial signing bonus and $150,000 to be paid during each of the succeeding four years (subject to deferral and forfeiture). In addition, Mr. Chiste remains eligible to participate in the Corporate Management Bonus Plan, with a bonus availability percentage of 90% for fiscal 1995. In recognition of Mr. Chiste's contributions in connection with the Company's sale of its glass recycling operations as of September 1, 1995, the Company amended its employment agreement with Mr. Chiste to provide for the issuance to Mr. Chiste of 126,316 shares of restricted Common Stock in lieu of the remaining cash bonus amounts, with 25% of such shares of restricted Common Stock vesting each year for the next four years (subject to forfeiture).

     BASE SALARY

     Mr. Chiste's base salary was negotiated in connection with his employment agreement. The Committee expects that in evaluating potential increases to Mr. Chiste's salary in future years, it will, as it does with other executive officers of the Company, use a percentage of average competitive compensation as a base target salary and subsequently apply an adjusting factor of +/- 20% based on the subjective individual performance and level of experience considerations.

     ANNUAL BONUS

     Mr. Chiste received a one-time signing bonus of $275,000 during fiscal 1995. In recognition of Mr. Chiste's contributions in connection with the Company's sale of its glass recycling operations on

                                      13

September 1, 1995, the Company amended its employment agreement with Mr. Chiste to provide for the grant to Mr. Chiste of 126,316 shares of restricted stock in lieu of payment of an aggregate of $600,000 in guaranteed cash bonus payments initially contemplated by the employment agreement. In addition, Mr. Chiste, along with the other executive officers, is eligible to participate in the Company's Corporate Management Bonus Plan. The categorized bonus availability percentage is higher (90%) for the CEO position than for other executives in recognition of the CEO's increased responsibilities and greater control over the policies and goals of the Company.

     STOCK OPTION AWARDS

     Mr. Chiste's participation in the Company's stock option program is on the same general terms as other executive officers, although the amounts that may potentially be granted to Mr. Chiste are larger as a result of a higher stock option award multiple assigned to his executive position and to the higher total compensation (base salary plus bonus) to which the multiple is applied. As contemplated by his employment agreement with the Company, Mr. Chiste was granted an initial stock option to purchase 600,000 shares of Common Stock, at an exercise price of $6.50, under the 1989 Plan during fiscal 1995.

                    Members of the Compensation Committee:
                               Michael A. Baker
                               Robert L. Knauss

                                      14

EXECUTIVE COMPENSATION

     The following table provides certain summary information concerning compensation paid or accrued for each of the Company's fiscal years ended August 31, 1995, 1994 and 1993 to: (i) the Company's CEO, (ii) the four most highly compensated executive officers of the Company, determined as of August 31, 1995, and (iii) two additional individuals who would have been among the four most highly compensated executive officers of the Company if they had been serving as executive officers of the Company as of August 31, 1995:

                          SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                               --------------
                                                                                   AWARDS
                                                                               --------------
                                              ANNUAL COMPENSATION(1)                (G)
                                       ------------------------------------      SECURITIES         (I)
                 (A)                                                             UNDERLYING      ALL OTHER
         NAME AND PRINCIPAL               (B)          (C)           (D)       OPTIONS/SARS)     COMPENSA-
              POSITION                   YEAR      SALARY($)(2)    BONUS($)         (#)          TION($)(3)
-------------------------------------  ---------   ------------    --------    --------------    ----------
Robert M. Chiste(4)..................       1995     $226,942      $275,000(5)     600,000           -0-
  President and Chief Executive
    Officer                                 1994         -0-          -0-             -0-            -0-
                                            1993         -0-          -0-             -0-            -0-
-----------------------------------------------------------------------------------------------------------
R. L. Nelson, Jr.(6).................       1995      301,229         -0-          200,000          3,878(7)
  Chairman of the Board                     1994      286,282      201,800          90,000          3,048(8)
                                            1993      277,000         -0-          150,000          5,521(9)
-----------------------------------------------------------------------------------------------------------
Fred M. Ferreira(10).................       1995      235,081         -0-          150,000          3,029
  Executive Vice President and Chief
    Operating Officer                       1994      177,692      126,000          45,000          1,695
                                            1993      175,800         -0-           40,000          3,034
-----------------------------------------------------------------------------------------------------------
I. T. Corley(11).....................       1995      218,454         -0-           30,000          3,044
  Executive Vice President and Chief
    Financial Officer                       1994      207,307      141,100          65,000          1,393
                                            1993      206,200         -0-           95,000          1,684
-----------------------------------------------------------------------------------------------------------
Steven B. Bowles(12).................       1995      162,054       64,503          50,000          3,008
  Vice President -- Recycling
    Division                                1994      140,815       26,892          30,000            382
                                            1993       22,867         -0-           20,000           -0-
-----------------------------------------------------------------------------------------------------------
Fletcher Thorne-Thomsen, Jr.(13).....       1995      158,800         -0-           60,000            969
  Senior Vice President -- Corporate
    Development                             1994       89,736       60,600          60,000           -0-
                                            1993         -0-          -0-             -0-            -0-
-----------------------------------------------------------------------------------------------------------
Berry E. Rankin(14)..................       1995      180,331         -0-           50,000          2,293
  Vice President -- Container
    Services Division                       1994      127,800       39,232          35,000          2,027
                                            1993      134,500      103,000          41,000          2,209
-----------------------------------------------------------------------------------------------------------

 (1) Includes salary and/or bonus amounts deferred pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. Does not include the value of certain other compensation to the named individuals that did not exceed the lesser of $50,000 or 10% of each individual's total annual salary and bonus shown in the table.

 (2) Represents base salary amounts actually earned during the fiscal periods. Annual base salary adjustments, if any, are effective on November 1 of each year.

 (3) Represents the amount of the Company's match for each executive officer under the Allwaste Employee Retirement Plan, a defined contribution plan which was established effective October 1, 1990, as amended and restated effective as of June 30, 1995.

 (4) Mr. Chiste was elected as the Company's President and Chief Executive Officer, effective as of October 17, 1994.

 (5) Represents a one-time signing bonus contemplated by the terms of Mr. Christe's employment agreement with the Company.

 (6) During fiscal 1995, Mr. Nelson served as the Company's Chairman of the Board, President, Chief Executive Officer and Chief Operating Officer for the period from September 1, 1994 to October 17, 1994, with $44,615 of his salary attributable to that period. From October 17, 1994 through the remainder of the fiscal year, Mr. Nelson served solely as the Chairman of the Board.
                                      15

 (7) Includes $1,832 in imputed interest in connection with advances to Mr. Nelson from the Company.

 (8) Includes $1,078 in imputed interest in connection with advances to Mr. Nelson from the Company.

 (9) Includes $2,821 in imputed interest in connection with advances to Mr. Nelson from the Company.

(10) Mr. Ferreira resigned from his positions as Executive Vice President and Chief Operating Officer of the Company and as a member of the Company's Board of Directors in November 1995.

(11) Mr. Corley resigned from his positions as Executive Vice President and Chief Financial Officer of the Company and as a member of the Company's Board of Directors in July 1995.

(12) Mr. Bowles, who joined the company in July 1993, resigned from his position as the Company's Vice President -- Recycling Division in July 1995.

(13) Mr. Thorne-Thomsen, who joined the Company in January 1994, resigned from his position as the Senior Vice President -- Corporate Development and as a member of the Company's Board of Directors in November 1995.

(14) Mr. Rankin resigned as the Vice President -- Container Services Division of the Company in November 1995 but remains employed by one of the Company's wholly-owned subsidiaries.

                                      16

     The following table shows information about option grants in the last fiscal year to the CEO and the Named Executive Officers of the Company.

                       OPTION/SAR GRANTS IN FISCAL 1995

                                                                                                         POTENTIAL REALIZABLE
                                                                                                              VALUE AT
                                                                                                           ASSUMED ANNUAL
                                                                                                           RATES OF STOCK
                                                                                                         PRICE APPRECIATION
                                          INDIVIDUAL GRANTS                                              FOR OPTION TERM(4)
-----------------------------------------------------------------------------------------------------   --------------------
                 (A)                           (B)               (C)            (D)           (E)          (F)        (G)
                                            NUMBER OF         % OF TOTAL
                                           SECURITIES        OPTIONS/SARS
                                           UNDERLYING         GRANTED TO      EXERCISE
                                          OPTIONS/SARS       EMPLOYEES IN      PRICE       EXPIRATION
                NAME                    GRANTED (#)(1)(2)    FISCAL 1995     ($/SH)(3)        DATE         5%         10%
-------------------------------------   -----------------    ------------    ----------    ----------   ---------  ---------
Robert M. Chiste.....................        600,000             33.1%          6.50       4/14/1999    $ 957,541  $2,088,688
----------------------------------------------------------------------------------------------------------------------------
R. L. Nelson, Jr.....................        200,000             11.0%          6.50       4/14/1999      319,180    696,299
----------------------------------------------------------------------------------------------------------------------------
Fred M. Ferreira.....................        150,000              8.3%          6.50       4/14/1999      239,385    522,172
----------------------------------------------------------------------------------------------------------------------------
I. T. Corley.........................         30,000              1.7%          6.50       4/30/1998       47,877    104,434
----------------------------------------------------------------------------------------------------------------------------
Steven B. Bowles.....................         50,000              2.8%          6.50       4/30/1998       79,795    174,057
----------------------------------------------------------------------------------------------------------------------------
Fletcher Thorne-Thomsen, Jr..........         60,000              3.3%          6.50       4/14/1999       95,754    208,869
----------------------------------------------------------------------------------------------------------------------------
Berry E. Rankin......................         50,000              2.8%          6.50       4/14/1999       79,795    174,057
----------------------------------------------------------------------------------------------------------------------------

(1) Each of these options were granted under the 1989 Plan and become exercisable according to a standardized vesting schedule: 20% vests six months after the date of grant; 25% vests 18 months after the date of grant; 25% vests 30 months after the date of grant; and 30% vests 42 months after the date of grant. The options expire 54 months after the date of grant. The Company has not granted stock appreciation rights.

(2) Under the terms of the 1989 Plan, the Committee retains discretion, subject to 1989 Plan limits, to modify the terms of outstanding options and to reprice the options.

(3) The exercise price per share for all options granted was equal to the fair market value per share as of the date of grant. The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, and tax withholding obligations may be satisfied by withholding of the underlying shares, subject to certain conditions.

(4) The potential realizable value through the expiration date of options has been determined assuming that the per share market price of Common Stock appreciates at the indicated rate, compounded annually over the four and one-half year term of each option, with the exercise price of the options subtracted from such appreciated share price. These values have been determined based on assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company's Common Stock. The actual value, if any, an executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price. No gain to the optionees is possible without an increase in the stock price.

                                      17

                AGGREGATED OPTION/SAR EXERCISES IN FISCAL 1995
                  AND FISCAL 1995 YEAR-END OPTION/SAR VALUES

                                                                                 (D)                             (E)
                                                                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                            (B)                        UNDERLYING UNEXERCISED               IN-THE-MONEY
                                           SHARES         (C)             OPTIONS/SARS AT                 OPTIONS/SARS AT
                                          ACQUIRED       VALUE        FISCAL 1995 YEAR-END (#)      FISCAL 1995 YEAR-END ($)(1)
                 (A)                    ON EXERCISE     REALIZED    ----------------------------    ----------------------------
                NAME                        (#)           ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-------------------------------------   ------------    --------    -----------    -------------    -----------    -------------
Robert M. Chiste.....................         -0-           -0-       120,000         480,000              -0-            -0-
--------------------------------------------------------------------------------------------------------------------------------
R. L. Nelson, Jr.....................         -0-           -0-       185,500         254,500        $  55,688        $68,063
--------------------------------------------------------------------------------------------------------------------------------
Fred M. Ferreira.....................         -0-           -0-       178,250         156,750          115,344         34,031
--------------------------------------------------------------------------------------------------------------------------------
I. T. Corley.........................         -0-           -0-       134,250          90,750           73,094         51,906
--------------------------------------------------------------------------------------------------------------------------------
Steven B. Bowles.....................         -0-           -0-        32,500          67,500           23,063         28,188
--------------------------------------------------------------------------------------------------------------------------------
Fletcher Thorne-Thomsen, Jr..........         -0-           -0-        39,000          81,000           23,625         28,875
--------------------------------------------------------------------------------------------------------------------------------
Berry E. Rankin......................      39,169        $3,650        64,950          67,050           14,281         19,594
--------------------------------------------------------------------------------------------------------------------------------

(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of unexercised options represents the difference between the exercise price of such options and the closing sales price of the Company's Common Stock on August 31, 1995, as reported by the New York Stock Exchange, Inc., $5.375 per share.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors, officers and persons holding more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange, Inc. initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and greater-than-ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

     Based solely on review of the copies of such reports furnished to the Company during and with respect to the period from September 1, 1994 through August 31, 1995, the Company believes that Mr. Ronald L. Stanfa, a former director of the Company, was late in filing a Form 4 covering two transactions.

STOCK PERFORMANCE GRAPH

     The stock performance graph which follows shall not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act or under the Exchange Act and shall not be deemed filed under either of such Acts except to the extent that the Company specifically incorporates this information by reference.
                                      18

     The line graph below compares the yearly percentage change in the Company's Common Stock against the cumulative total return of (i) the S&P 500 and (ii) peer group companies selected in good faith for the Company's five most recently completed fiscal years, assuming the investment of $100 on September 1, 1990 and the reinvestment of all dividends since that date to August 31, 1995. The data used was obtained from published sources and is believed to be accurate.

                [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                        1990      1991      1992      1993      1994      1995
                        ----      ----      ----      ----      ----      ----
Allwaste, Inc. .....   $100.00   $ 63.51   $ 62.16   $ 52.70   $ 71.62   $ 58.11
S & P 500 ..........   $100.00   $126.91   $136.96   $157.80   $166.43   $202.12
Peer Group(1) ......   $100.00   $ 75.42   $ 62.04   $ 59.27   $ 74.77   $ 85.21

     The Company's Common Stock performance shown by the above graph is not necessarily indicative of future Common Stock performance. The total return on investment (change in the year-end stock price plus reinvested dividends) for each of the periods for the Company, the S&P 500, and the peer group companies is based on the stock price or composite index at August 31, 1990.
------------
(1) The above graph compares the performance of the Company with the S&P 500 and a group of peer industrial and environmental services companies, not including the Company, with the investment weighted based on average annual market capitalization. Other companies in the peer group are as follows: Allied Waste Industries, Inc.; Astrotech International Corporation; Browning-Ferris Industries, Inc.; C.H. Heist Corp.; Horsehead Resource Development Company, Inc.; IMCO Recycling, Inc.; Laidlaw, Inc. (Class B Shares); Mid-American Waste Systems, Inc.; Republic Waste Industries, Inc.; Sanifill, Inc.; Serv-Tech, Inc.; Team, Inc.; USA Waste Services, Inc.; Wellman, Inc.; and Western Waste Industries.

                                      19

PROPOSAL NUMBER 2:

                APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     On recommendation of the Audit Committee, and subject to ratification by the stockholders, the Board of Directors has appointed Arthur Andersen LLP as independent public accountants to examine the Company's consolidated financial statements for the fiscal year ended August 31, 1996. Arthur Andersen LLP has served as the Company's independent public accountants since 1986. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and will have the opportunity to respond to appropriate questions from those attending the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING AUGUST 31, 1996.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On January 1, 1994, the Company entered into a lease agreement with R. L. Nelson, Jr., Chairman of the Board of Directors of the Company, for approximately eight acres of land and improvements on which the Company's Deer Park, Texas operations are located. This lease supersedes the lease agreement previously entered into between the Company and Mr. Nelson with respect to a portion of such land and improvements. The primary term of the lease is five years with automatic one-year extensions after the primary term unless either party gives notice of termination ninety days prior to the end of the then current term. The base rental payable under the lease is $10,500 per month. Under the terms of the lease agreement in effect during fiscal 1995, the Company paid to Mr. Nelson a total of $126,000. Management believes that the terms of this transaction were and are as favorable to the Company as those available from an unrelated third party.

     From time to time during fiscal 1995, R.L. Nelson, Jr., Chairman of the Board of Directors of the Company, received cash advances from the Company. The largest aggregate amount of Mr. Nelson's indebtedness outstanding thereunder at any time during fiscal 1995 was $55,000. Aggregate imputed interest for fiscal 1995 equal to $1,832 on these interest-free advances is included in the column entitled "All Other Compensation" appearing in the Summary Compensation Table set forth above under the heading "Executive Compensation."

                             REPORT ON FORM 10-K

     The Company filed its Annual Report on Form 10-K for the year ended August 31, 1995 with the SEC on November 29, 1995. A copy of the report, including any financial statements and schedules and a list describing any exhibits not contained therein, may be obtained without charge by any stockholder. Written requests for copies of the report should be directed to Stockholder Services, Allwaste, Inc., 5151 San Felipe Road, Suite 1600, Houston, Texas 77056-3609.

                                OTHER MATTERS

     The cost of solicitation of proxies will be borne by the Company. Proxy cards and materials will also be distributed to the beneficial owners of Common Stock through brokers, custodians, nominees and other similar parties, and the Company expects to reimburse such parties for their expenses in connection with such distribution.

     The Board of Directors knows of no matters that are expected to be presented at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, it is intended that the persons named in the form of proxy

                                      20

accompanying this proxy statement, acting thereunder, will vote in accordance with their best judgment on such matters.

                     SUBMISSION OF STOCKHOLDER PROPOSALS

     Any proposal to be presented by a stockholder at the Company's 1997 Annual Meeting of Stockholders must be received by the Company no later than August 23, 1996, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy relating to that Annual Meeting.

                                          WILLIAM L. FIEDLER
                                          SECRETARY
Houston, Texas
December 22, 1995

        PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY.
               NO POSTAGE IS REQUIRED ON THE ENCLOSED ENVELOPE
                    IF IT IS MAILED IN THE UNITED STATES.

                              [FRONT OF PROXY CARD]

                                 ALLWASTE, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         ALLWASTE INC. - COMMON STOCK PROXY - FOR THE ANNUAL MEETING OF
                STOCKHOLDERS AT 1:00 P.M., JANUARY 19, 1996, AT
      TEXAS COMMERCE CENTER AUDITORIUM, 601 TRAVIS STREET, HOUSTON TEXAS.

     The undersigned hereby appoints R.L. Nelson, Jr. and Robert M. Chiste, or either of them, with full power of substitution, as Proxies to vote the Common Stock of the undersigned at the above stated Annual Meeting and any adjournments thereof, on the matters set forth in the Notice of Annual Meeting and Proxy Statement, as follows:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                              [BACK OF PROXY CARD]

     Please mark your
 [X] votes as in this
     example.

                                 FOR         WITHHOLD      INCUMBENT CLASS III
                             ALL NOMINEES    AUTHORITY        NOMINEES ARE:
1. Election of Directors     ------------    ---------     -------------------
   for the terms set                                        Thomas J. Tierney
   forth in the attached         [ ]            [ ]         Ricardo J. Besquin
   Proxy Statement.                                         John U. Clarke

FOR  ALL NOMINEES, EXCEPT THE FOLLOWING: ________________________________

2. Ratification of Independent        FOR         AGAINST        ABSTAIN
   Auditors for the fiscal year       ---         -------        -------
   ending August 31, 1996.            [ ]           [ ]            [ ]

3. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the Annual Meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1, FOR PROPOSAL 2, AND WITH THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS.

Any proxy heretofore given by the undersigned with respect to such Common Stock is hereby revoked.

Receipt of the Notice of the Annual Meeting and Proxy Statement is hereby acknowledged.

Do you plan to attend the Annual Meeting?    Yes [ ]       No [ ]

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

SIGNATURE ______________________  ______________________  DATE ___________ 19___
                                 SIGNATURE IF HELD JOINTLY

NOTE: (Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)